Exhibit 2.1



                           STOCK REPURCHASE AGREEMENT

                                 by and between

                         BACK BAY RESTAURANT GROUP, INC.

                                       and

                            THE WESTWOOD GROUP, INC.

                            As of September 24, 1999

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                                    Exhibits

                          Exhibit A - Fairness Opinion



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HWD2 710166v2
                           STOCK REPURCHASE AGREEMENT

         This Stock Repurchase Agreement (the "Agreement") is made as of September 24, 1999, by and between Back Bay Restaurant Group, Inc., a Delaware corporation (the "Company"), and The Westwood Group, Inc., a Delaware corporation and an existing shareholder of the Company (the "Seller").

         WHEREAS, the Seller owns an aggregate of 673,451 shares of common stock, par value .01 per share, of the Company (the "Common Stock");

         WHEREAS, the Company desires to repurchase and the Seller desires to transfer 222,933 shares of Common Stock (the "Shares") to the Company, and

         WHEREAS, the Board of Directors of the Seller has determined that the per share fair market valuation of each Share is $6.00 (the "Share Valuation").

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, the Company and the Seller agrees as follows:

         1. Repurchase of Shares by the Company. Upon the terms and subject to the conditions set forth herein, simultaneously with the signing of this Agreement, the Company shall purchase from the Seller, and the Seller shall sell, transfer and deliver to the Company the Shares, free and clear of any and all liens, mortgages, deeds of trust, security interests, pledges, charges and liabilities of any kind. In consideration for the Shares, the Company shall cancel a currently outstanding inter-company loan to the Seller in the principal amount of $970,000 and any and all interest accrued thereon evidenced by that certain promissory note, dated May 2, 1994, as amended, (the "Note").

         2. Cancellation of Warrant Obligation. In exchange for the repurchase of the Shares, the Company's obligation to issue a warrant to the Seller for the purchase of 12,905 shares of Common Stock shall be cancelled and the Company shall have no further obligation or liability in connection therewith.

         3. Time and Place Closing of the Transaction; Deliveries at Closing. The closing of the transactions described herein (the "Closing") shall take place at the office of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110 on September 24, 1999, or on such other date or time as the parties may mutually agree (the "Closing Date"). At the Closing or as soon thereafter as possible, the Seller shall deliver to the Company a stock certificate representing the Shares duly endorsed for transfer or accompanied by a stock power duly endorsed in blank.

         4. Cancellation of Rights. Upon the cancellation of the Note and delivery of the Shares, (i) the Seller shall cease to have any rights as a shareholder of the Company with respect to the Shares and (ii) the Note shall be cancelled and the Seller shall have no further payment obligations thereunder.

         5. Failure to Surrender Shares. If the Seller fails to deliver the Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, cancel the Note in exchange for such Shares. Thereupon, the Company, upon written notice to the Seller, shall cancel on its books the certificates representing the Shares to be sold and all of the Seller's rights in and to such Shares shall immediately terminate. For the purposes of this Agreement, the Seller hereby irrevocably constitutes and appoints the Secretary of the Company as its attorney-in-fact to transfer the Shares on the books of the Company and to execute any document said attorney deems appropriate in order to carry out the intent of the foregoing.

         6. Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties:

                  (a)(i) the Seller owns, beneficially and of record, the Shares, free and clear of any and all liens, charges, claims, liabilities, security interests or encumbrances of any nature or kind whatsoever; (ii) the Seller is not subject to any voting trust agreements, proxies or other contracts or arrangements restricting voting or dividend rights or the transferability of the Shares; (iii) the Seller has, and shall have, good and marketable title to the Shares and full right to transfer title to the Shares; and (iv) that the transfer of the Shares to the Company pursuant to this Agreement will pass good and marketable title thereto to the Company, free and clear of all liens, charges, claims, liabilities, security interests or encumbrances of any nature or kind whatsoever.

                  (b) The Seller has full legal power and authority to execute and deliver this Agreement, and the execution, delivery and performance of this Agreement and each other agreement, document, instrument and certificate contemplated hereby have been duly and validly authorized by all necessary action on the part of the Seller, and that this Agreement constitutes, and each such other agreement, document, instrument and certificate will constitute when delivered, the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles.

                  (c) No action taken by or on behalf of the Seller in connection herewith, including, without limitation, the execution, delivery and performance or this Agreement and each other agreement, document, instrument and certificate contemplated hereby, does or will (i) violate or conflict with any term or provision of the certificate of incorporation or by-laws of the Seller or any judgment, order, writ, injunction or decree applicable to the Seller;
(ii) violate or conflict with any statute, code, ordinance, rule or regulation applicable to the Seller; or (iii) violate, conflict with, result in the termination or modification of, constitute a default or accelerate the maturity of obligations under, or result in the creation of any lien, security interest, charge or other encumbrance upon the shares owned by the Seller or any of the properties or assets of the Seller under any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement or other instrument or obligation to which the Seller is a party or by which the Seller or the Seller's properties may be bound or affected.

                  (d) The Board of Directors of the Seller has received from Alouette Capital, Inc., its financial advisor (the "Financial Advisor"), a written opinion to be dated the date hereof, in substantially the form of Exhibit A attached hereto, that in connection with this Agreement to the effect that the Share Valuation is fair from a financial point of view (the "Fairness Opinion").

                  (e) Except for any amounts due and owing to the Financial Advisor, neither the Seller nor anyone acting on its behalf has engaged, retained, or incurred any liability to any broker, investment banker, finder or agent nor has the Seller agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Shares, this Agreement or the transactions contemplated hereby.

         7. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties:

                  (a)  The  Company  has  all  necessary   corporate  power  and
authority and has taken all necessary action required for (i) the due authorization, execution, delivery and performance of this Agreement and (ii) the consummation of the transactions contemplated herein.

                  (b) The Company has full legal power and authority to execute and deliver this Agreement, and the execution, delivery and performance of this Agreement and each other agreement, document, instrument and certificate contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and that this Agreement constitutes, and each such other agreement, document, instrument and certificate will constitute when delivered, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles.

                  (c) Neither the Company nor anyone acting on its behalf has engaged, retained or incurred any liability to any broker, investment banker, finder of agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the purchase of the Shares, this Agreement or the transactions contemplated hereby.

         8. Conditions Precedent to the Obligations of the Seller. The obligation of the Seller to close the sale of the Shares pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

                  (a) The Company shall have performed or complied with all covenants and conditions contained in this Agreement to be performed by it and any agreement, certificate and instrument to be executed by the Company pursuant hereto required to be performed or complied with at or prior to the Closing Date.

                  (b) The Seller shall have received the Fairness Opinion.

                  (c) The Board of Directors of the Seller shall have approved this Agreement and the transactions contemplated hereunder.

                  (d) The Note shall have been cancelled.

         9. Conditions Precedent to Obligation of the Company. The obligation of the Company to close the repurchase of the shares pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

                  (a) The Seller shall have delivered, shall have caused to be delivered, or shall cause to be delivered as soon after the Closing Date as possible all of the Shares duly endorsed for transfer or accompanied by a stock power endorsed in blank.

                  (b) The Seller shall have performed or complied with all covenants and conditions contained in this Agreement to be performed by it and any agreement, certificate and instrument to be executed by the Company pursuant hereto required to be performed or complied with at or prior to the Closing Date.

                  (c) The Company shall have received a copy of the Fairness Opinion.

                  (d) The Board of Directors of the Company shall have approved this Agreement and the transactions contemplated hereunder.

         10. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date.

         11. Cancellation of Transaction. Notwithstanding anything to contrary herein, in the event that the Company is unable to obtain the consents of BankBoston N.A. and FINOVA Capital Corporation, its senior lenders, and State Street Bank & Trust, as trustee for General Motors Employees, Global Group Pension Trust as directed by DDJ Capital Management, LLC, its subordinated lender, then the Company may, in its sole discretion, terminate this Agreement and return the Shares to the Seller at which time the Note will no longer be cancelled and will remain in full force and effect whereby the Seller will continue to be obligated to pay all amounts due and owing thereunder to the Company. In the event that this Agreement is terminated pursuant to this Section 11, then any and all further obligations of the Seller and the Company under this Agreement shall terminate without further liability of such party except with respect to its obligations under Section 12 hereof.

         12. Fees and Expenses. Whether or not the transactions contemplated hereunder shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         13.  Notices.  All  notices,   requests,   claims,  demands  and  other
communications under this Agreement shall be in writing and shall be deemed given when delivered personally or sent by overnight courier (providing proof of delivery) or telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)   if to the Company:   Back Bay Restaurant Group, Inc.
                                    284 Newbury Street
                                    Boston, Massachusetts 02115
                                    Attn:  President
                                    Facsimile No.:  (617) 425-5252

         with a copy to:            Hutchins, Wheeler & Dittmar
                                    A Professional Corporation
                                    101 Federal Street
                                    Boston, Massachusetts 02110
                                    Attn:  Francis J. Feeney, Jr., Esq.
                                    Facsimile No.:  (617) 951-1295

(b)      if the Seller:             The Westwood Group, Inc.
                                    190 V.F.W. Parkway
                                    Revere, Massachusetts 02151
                                    Attn:  President
                                    Facsimile No.: (781) 284-7895

         with a copy to:            Crowley, Considine & Dray
                                    1 State Street
                                    Boston, Massachusetts 02107
                                    Attn:  Kevin Considine, Esq.
                                    Facsimile No.:  (617) 720-2055

         14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         15. Entire Agreement; No Third Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto any rights or remedies.

         16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that any action or proceeding brought to enforce the rights or obligations or any party hereto under this Agreement may be commenced and maintained in any court of competent jurisdiction located in The Commonwealth of Massachusetts, and that the United States District Court for the jurisdiction over any such action, suit or proceeding brought by any of the parties hereto. Each of the parties hereto further agrees that process may be served upon it by certified mail, return receipt requested, addressed as more generally provided in Section 13 hereof, and consents to the exercise of jurisdiction over it and its properties with respect to any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby or the enforcement of any rights under this Agreement.

         17. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either party without the prior written consent of the other party.

         18. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically (without requirement to post a bond) the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         19. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         20. Attorney's Fees. If any legal proceeding is initiated by any party hereto to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorney's fees incurred in connection with any such proceedings.

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                                       S-1

         IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be executed as an agreement under seal by their respective officers thereunto duly authorized, all as of the date first written above.


                                      BACK BAY RESTAURANT GROUP, INC.


                                      By:  /s/ Charles F. Sarkis
                                           Charles F. Sarkis
                                           President


                                      THE WESTWOOD GROUP, INC.


                                      By:  /s/ Richard P. Dalton
                                           Richard P. Dalton
                                           President